UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 21, 2019

BECTON, DICKINSON AND COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-4802	22-0760120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive Franklin Lakes, New Jersey	07417-1880
(Address of principal executive offices)	(Zip Code)

(201) 847-6800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $1.00	BDX	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 6.125% Cumulative Preferred Stock Series A	BDXA	New York Stock Exchange
0.368% Notes due June 6, 2019	BDX19D	New York Stock Exchange
1.000% Notes due December 15, 2022	BDX22A	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
1.401% Notes due May 24, 2023	BDX23A	New York Stock Exchange
3.020% Notes due May 24, 2025	BDX25	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act          ☐

Item 8.01 Other Events.

Notes Offering

On May 21, 2019, Becton, Dickinson and Company (“BD”), together with its indirect, wholly-owned subsidiary, Becton Dickinson Euro Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Becton Finance”), entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Bank PLC, Goldman Sachs International, J.P. Morgan Securities plc and the several other underwriters named in Schedule I thereto (the “Underwriters”) in connection with the offer and sale by Becton Finance to the Underwriters (the “Offering”) of €600,000,000 aggregate principal amount of its 0.174% Notes due 2021, €800,000,000 aggregate principal amount of its 0.632% Notes due 2023 and €600,000,000 aggregate principal amount of its 1.208% Notes due 2026 (collectively, the “Offered Notes”).  The Offered Notes will be fully and unconditionally guaranteed on a senior unsecured basis by BD.

BD and Becton Finance expect to use the net proceeds from the Offering, together with cash on hand, to (i) repay at maturity all of the outstanding €1.0 billion aggregate principal amount of BD’s 0.368% Notes due 2019 and (ii) fund the purchase price for BD’s previously announced tender offers for each of its 5.000% Notes due 2040, 4.875% Notes due 2044, 4.685% Notes due 2044, 3.700% Notes due 2027, 3.734% Notes due 2024, 4.669% Notes due 2047 and 2.894% Notes due 2022 (collectively, the “Tender Notes”), and in each case to pay accrued interest and related fees, premiums and expenses in connection therewith.  BD expects that the Offering will be completed on or about June 4, 2019, subject to customary closing conditions.

Certain of the Underwriters or their affiliates may hold a portion of the Offered Notes or the Tender Notes and accordingly may receive a portion of the net proceeds of the Offering.

The foregoing description of the Underwriting Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

1.1
Underwriting Agreement, dated May 21, 2019, by and among Becton Dickinson Euro Finance S.à r.l., Becton, Dickinson and Company and Barclays Bank PLC, Goldman Sachs International, J.P. Morgan Securities plc and the several other underwriters named in Schedule I thereto.

INDEX TO EXHIBITS

Exhibit Number	Description

1.1
Underwriting Agreement, dated May 21, 2019, by and among Becton Dickinson Euro Finance S.à r.l., Becton, Dickinson and Company and Barclays Bank PLC, Goldman Sachs International, J.P. Morgan Securities plc and the several other underwriters named in Schedule I thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President, Corporate Secretary and Associate General Counsel

Date: May 29, 2019